UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        May 2, 2012
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

James J. Greed, Jr., a director of the registrant since March 2000, passed away on May 2, 2012.  Mr. Greed had been nominated to stand for re-election to the Board of Directors at our Annual Meeting in June 2012.  Due to the unexpected nature of Mr. Greed's death and the limited time until the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors, at a special meeting held on May 14, 2012, determined not to nominate another candidate for election to the Company's Board of Directors at this time, and approved a resolution to reduce the size of the Board to eliminate the vacancy that resulted from Mr. Greed's death.  The Board of Directors ratified these actions and elected James W. Schwartz as Chairman on the Nominating and Corporate Governance Committee going forward. Our notice of meeting, proxy statement and form of proxy that were filed with the SEC on April 30, 2012, will be amended to reflect these matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   May 14, 2012